UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

NEW BEGINNINGS ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-248944	85-2642786
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

800 1st Street, Unit 1

Miami Beach, FL 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 592-7979

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	NBA.U	NYSE American
Common stock, par value $0.0001 per share	NBA	NYSE American
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	NBA WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on March 8, 2021, New Beginnings Acquisition Corp., a Delaware corporation (“New Beginnings”), Artemis Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of New Beginnings (“Merger Sub”), and Airspan Networks Inc., a Delaware corporation (“Airspan”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into Airspan and Airspan will survive the merger and become a wholly owned subsidiary of New Beginnings (collectively with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), subject to customary closing conditions, including shareholder approvals and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

On July 30, 2021, New Beginnings entered into a Senior Secured Convertible Note Purchase and Guarantee Agreement (the “Purchase Agreement”) by and among New Beginnings, as issuer, Merger Sub, as guarantor, DBFIP ANI LLC, as agent, collateral agent and trustee (in such capacities, the “Collateral Agent”), and FIP UST LP, Drawbridge Special Opportunities Fund LP, DBDB Funding LLC, Fortress Lending II Holdings L.P., FLF II Holdings Finance L.P., Fortress Lending Fund II MA-CRPTF LP, Fortress Lending I Holdings L.P. and FLF I Holdings Finance L.P. (collectively, the “Purchasers” and each, a “Purchaser”), pursuant to which New Beginnings will issue between $20.0 million and $66.0 million in aggregate principal amount of senior secured convertible notes (each, a “Convertible Note”, and collectively, the “Convertible Notes”) immediately prior to or substantially concurrent with the closing of the Transactions.

The Convertible Notes will bear interest at a rate equal to 7.0% per annum (the “Base Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021. Under certain circumstances, a default interest will apply following an event of default under the Convertible Notes at a per annum rate equal to the lower of (i) the Base Rate plus 3.75% and (ii) the maximum amount permitted by law. The Convertible Notes will mature on December 31, 2024, unless earlier accelerated, converted, redeemed or repurchased.

The Convertible Notes, together with all accrued but unpaid interest thereon, will be convertible, in whole or in part, at any time prior to the payment in full of the principal amount thereof (together with all accrued but unpaid interest thereon), into shares of common stock of the combined company following the consummation of the Transactions (the “Post-Combination Company”) at a conversion price equal to $12.50 per share. The conversion price with respect to the Convertible Notes will be subject to adjustment to reflect stock splits and subdivisions, stock and other dividends and distributions, recapitalizations, reclassifications, combinations and other similar changes in capital structure. The conversion price with respect to the Convertible Notes will be subject to a broad-based weighted average anti-dilution adjustment in the event the Post-Combination Company issues, or is deemed to have issued, shares of Post-Combination Company common stock, other than certain excepted issuances, at a price below the conversion price then in effect. Notwithstanding the above, the number of shares of common stock of the Post-Combination Company that may be acquired by a holder upon any conversion of a Convertible Note will be limited to the extent necessary to insure that, following such conversion, the total number of shares of common stock of the Post-Combination Company then beneficially owned by that holder and its affiliates and any other person whose beneficial ownership of common stock of the Post-Combination Company would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 4.999% of the total number of issued and outstanding shares of common stock of the Post-Combination Company (including the shares of common stock of the Post-Combination Company issuable upon such conversion). If New Beginnings issues the maximum $66.0 million in aggregate principal amount of Convertible Notes, such aggregate principal amount and any accrued but unpaid interest thereon, together with any applicable make-whole premium, would be convertible into up to 6,164,400 shares of common stock of the Post-Combination Company (plus any additional shares of common stock of the Post-Combination Company which may become issuable under the anti-dilution provisions of the Convertible Notes).

Upon the occurrence of a change of control, or if the Post-Combination Company common stock or other securities into which the Convertible Notes are then convertible cease to be listed for trading on a U.S. national securities exchange, in each case, prior to the maturity date of the Convertible Notes, a holder of Convertible Notes will have the right, at its option, to require the Post-Combination Company to repurchase for cash all or a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (i) all of the principal to be repurchased, (ii) any accrued and unpaid interest thereon through the date of repurchase, and (iii) any applicable make-whole amount. In addition, a future voluntary prepayment of Airspan’s existing senior secured debt (the “Credit Agreement”) will grant a holder of Convertible Notes the right, at its option, to require the Post-Combination Company to repurchase for cash a proportionate amount of the holder’s Convertible Notes at a repurchase price equal to the sum of (a) the principal to be repurchased, (b) any accrued and unpaid interest thereon to the date of repurchase, and (c) any applicable make-whole amount. In the event certain other events occur or conditions exist, including the issuance of certain Indebtedness (as defined in the Purchase Agreement), certain asset dispositions, and certain issuances of equity, a holder of Convertible Notes will have the right, at its option, to require the Post-Combination Company to repurchase for cash a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (x) the principal to be repurchased, (y) any accrued and unpaid interest thereon to the date of repurchase, and (z) any applicable make-whole amount. In the event certain cash flow thresholds are exceeded or certain proceeds of condemnation or insurance are received and not reinvested, a holder of Convertible Notes will have the right, at its option, to require the Post-Combination Company to repurchase for cash a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (A) all of the principal to be repurchased, and (B) any accrued and unpaid interest thereon to or through, as applicable, the date of repurchase.

The Convertible Notes will not be redeemable by the Post-Combination Company prior to the second anniversary of the issuance of the Convertible Notes (the “Closing”). On or after the second anniversary of the Closing, the Convertible Notes will be redeemable, in whole or in part, by the Post-Combination Company for cash, shares of Post-Combination Company common stock or any combination thereof, at the Post-Combination Company’s option, if the last reported sale price of the Post-Combination Company common stock has been at least 130% of the conversion price then in effect for the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which the Post-Combination Company provides notice of redemption to the holders of Convertible Notes at a redemption price equal to (i) all of the principal to be redeemed, (ii) any accrued and unpaid interest thereon through the date of redemption, and (iii) any applicable make-whole amount.

The Purchase Agreement contains representations, warranties, covenants and events of default that are substantially similar to the Credit Agreement and the obligations under the Convertible Notes will be pari passu in right of payment and lien priority and will be secured by the same collateral securing the obligations under the Credit Agreement. The Convertible Notes will be guaranteed, at Closing, by Merger Sub and, following the Closing, by Airspan (as surviving entity to the merger between Airspan and Merger Sub) and each of Airspan’s subsidiaries that are guarantors under the Credit Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. In connection with the Closing, New Beginnings will issue up to $66,000,000 aggregate principal amount of Convertible Notes, which are convertible into shares of common stock of the Post-Combination Company. The shares of common stock of the Post-Combination Company to be issued upon the conversion of the Convertible Notes will not be registered under the Securities Act, and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1†	Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021, by and among New Beginnings, Merger Sub, the Collateral Agent and the Purchasers.
10.2	Form of Senior Secured Convertible Note (incorporated by reference to Annex A of the Senior Secured Convertible Note Purchase and Guarantee Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW BEGINNINGS ACQUISITION CORP.

Date: August 2, 2021	By:	/s/ Michael S. Liebowitz
		Name:	Michael S. Liebowitz
		Title:	Chief Executive Officer

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